EXHIBIT 21.1

                SIGNIFICANT SUBSIDIARIES OF REGISTRANT




NAME                                                       PLACE OF ORGANIZATION
----                                                       --------------------
Columbia Analytical Services, Inc.                              Washington

EMCON Alaska, Inc.                                              Alaska

ET Environmental Corporation                                    Delaware
(50/50 Joint Venture with
The Turner Construction Company)

Organic Waste Technologies, Inc.                                Delaware









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